Exhibit 10.8
                                                             ------------

                   CONSOLIDATED RAIL CORPORATION

        ANNUAL PERFORMANCE ACHIEVEMENT REWARD PLAN FOR 1996

                           FOR OFFICERS




1.   Definitions
     -----------

     When used in this document, the following terms shall have the meanings set forth below:


          Board means the Board of Directors of Conrail.
          -----

          Conrail means the Consolidated Rail Corporation.
          -------

          The Company means Conrail Inc.
          -----------

          Operating Ratio means the percentage determined by di-
          ---------------
     viding (a) operating expenses by (b) revenues, as shown on Conrail's consolidated financial statements.


           Cost of Risk Ratio means the percentage determined  by
           ------------------
     dividing (a) the sum of the cost of risk elements (as designated by the Risk Management Department) by (b) Conrail's railroad operating revenues.


           Participant means an officer of Conrail who participates
           -----------
     in the Plan in accordance with Section 3.


           Phantom Shares means shares credited to a Participant's
           ---------------
     account each of which shall be deemed equivalent to the promise to convert one phantom share to one share of Conrail
     Inc. common stock.


           Plan  means  the  Consolidated Rail  Corporation  Annual
           ----
     Performance Achievement Reward Plan for 1996, as set forth in this document and as may be amended from time to time.

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           Salary means the salary earned by a Participant in  1996
           ------
     from employment with Conrail. For purposes of this Plan, Salary shall include salary earned pursuant to any holiday, vacation, or sick leave policy of Conrail, salary deferred pursuant to the Consolidated Rail Corporation Matched Savings Plan, and salary contributed pursuant to the Consolidated Rail
     Corporation  Flexible  Benefits  Plan.   Except  as  otherwise
     provided in the preceding sentence, Salary shall not include any amount payable pursuant to receipt of a Spot Award or a 1995 Selective Cash Award paid in 1996 or to an employee bene fit or incentive compensation plan.


2.   Introduction
     ------------
           The Board has approved the implementation of this Plan. The Board expects that the Plan will provide an incentive for enhanced individual and corporate performance and aid Conrail in attracting and retaining capable employees.


3.   Eligibility
     -----------
           Each officer of Conrail, who is employed during 1996, shall participate in the Plan.


4.   Prerequisite for Award
     ----------------------
          Anything in this Plan to the contrary notwithstanding, no award shall be payable under the Plan in the event actual operating income for 1996, as shown on Conrail's consolidated financial statements, is less than $690 million.


5.   Amount of Award
     ---------------
           (a) Under the Plan, a Participant may earn an award equal to a percentage (or percentages) of his/her Salary. This award may consist of two parts, the Annual Performance
     Achievement   Reward  ("APAR")  and  the  Annual   Performance
     Achievement Reward Plus ("APAR Plus"). The APAR percentage(s) shall depend upon the position held by the Participant and/or the performance of Conrail, measured by the relationship of
     (i) the Operating Ratio for 1996, to (ii) the Operating Ratio goal set by the Board (or its delegate) for purposes of the Plan and the relationship of (iii) the Cost of Risk Ratio for 1996 to (iv) the Cost of Risk Ratio goal set by the Board (or its delegate) for purposes of the Plan, both as certified by Conrail's chief financial officer, after taking into account any amounts payable pursuant to the Plan that are not taken into account in the Operating Ratio goal set by the Board (or its delegate) for purposes of the Plan. The percentage(s) shall be determined in accordance with one of three schedules.
            The   APAR  Plus  percentage  shall  depend  upon   the
     performance of Conrail, as measured by the relationship of (i) the Operating Ratio for 1996 to (ii) the Operating Ratio goal set by the Board (or its delegate) for purposes of the Plan.
           Conrail shall furnish each Participant with a copy of the schedule(s) of awards applicable to him/her.

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           (b)   A  Participant's  award  shall  be  pro-rated,  as
     provided in Section 8, in the event he/she participates in the Plan for less than all of 1996 or moves into a position cov ered under a different schedule of awards. The Participant's award shall equal the sum of the partial awards computed by multiplying (i) the Salary earned by the Participant while covered under a schedule of awards by (ii) the percentage of Salary determined in accordance with such schedule.
           (c) Anything to the contrary in this Section 5 not withstanding, a Participant's award may be reduced by up to 50 percent by Conrail's President and Chief Executive Officer (or
     his   delegate(s))  on  the  basis  of  individual  or   group
     performance.


6.   Election to Defer Awards
     ------------------------
            (a)   Each  Participant  shall  be  entitled  to  elect
     irrevocably to defer, for a period of one, two, three, four, or five years, all or a portion of any APAR award payable to him/her pursuant to this Plan. The minimum deferral permitted is 10 percent and a deferral may be made in any percentage above this minimum. The opportunity to defer any APAR award is available only to Participants who reside in the United States and are subject to U.S. federal income tax withholding. A Participant who elects to defer his/her APAR award shall be credited with Phantom Shares in an account maintained for each Participant. Such elections must be made no later than July 27, 1996, on forms provided by Conrail's Assistant Vice President-Compensation and Benefits for this purpose.
           (b) A Participant who elects to defer an APAR award in Phantom Shares shall be credited with such shares equal in value to the amount of his/her deferred award (the "Deferred Shares"), plus additional Phantom Shares equal in value to 10 percent (10%) of his/her deferred award times the period of deferral selected, up to a maximum of fifty percent (50%) (the "Bonus Shares"). The number of Phantom Shares so awarded shall be determined as of the date the non-deferred portions of awards are or would have been paid.
           (c) The dividend equivalents paid on such Deferred Shares and Bonus Shares shall be re-invested as additional Phantom Shares for the Participant or paid in cash based upon the Participant's election included in the election form noted in Section 6.(a) above. The Deferred and Bonus Shares of a Participant shall not be entitled to voting rights.
           (d) The APAR Plus award shall not be eligible for defer ral.

7.   Time and Form of Payments
     -------------------------
           (a) In the case of a Participant who has made an election to defer, the Deferred Shares and the Participant's Bonus Shares shall be paid in the form of Conrail Inc. common stock, recorded in electronic book entry at First Chicago Trust Company of New York, the Company's transfer agent, as soon as practicable after expiration of the deferral period chosen by the Participant. Such stock may be issued from Conrail Inc.'s Stock Employee Compensation Trust or from the Company's authorized but unissued shares. Any portion of an APAR award not deferred by a Participant shall be paid to him/her in cash during the first quarter of 1997.

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           (b)   In  the  case of a Participant  who  has  made  no
     election to defer, the Participant's award shall be paid to him/her in cash in a single installment during the first quarter of 1997.


8.   Special Payment Rules
     ---------------------
           Anything in this Plan to the contrary notwithstanding, a Participant who is dismissed for cause prior to receipt of any portion of his/her award shall forfeit such portion of the award. A Participant who resigns from Conrail during 1996 shall receive a prorated portion of his/her APAR and APAR Plus awards. The amount of the prorated award shall be determined by applying a fraction to the Participant's Salary determined up until his/her date of termination. The numerator of this fraction is the number of days of the year until the termination occurred and the denominator is 366, the number of days in the year. A Participant who resigns from Conrail after December 31, 1996, but before the date in the first quarter of 1997 on which payments are made under the Plan, shall receive a full APAR and APAR Plus award. If the Participant has elected to defer his/her award, such election is void and the prorated or full award will be paid in cash in the first quarter of 1997.


           A Participant who defers his/her award and resigns from Conrail during the deferral period shall receive a payment of his/her APAR award in cash. Such payment shall be equal to the lesser of the amount of his/her deferred award made in the first quarter of 1997 or the number of phantom shares times the fair market value of Conrail Inc. common stock on the date of his/her termination. Any shares accumulated through the election to reinvest dividend equivalents will be paid in cash at the fair market value of Conrail Inc. common stock on the date of his/her termination. Such Participant shall forfeit all Bonus Shares.


           If  a  Participant who has elected to  defer  all  or  a
     portion of his/her APAR award in the form of Deferred and Bonus Shares retires with the right to an immediate pension under the Supplemental Pension Plan of Consolidated Rail Corpo ration (the "Pension Plan") prior to receipt of the deferred award, the Participant shall receive shares of Conrail Inc.
     common stock representing the Participant's deferred APAR award recorded in electronic book entry at First Chicago Trust Company of New York. The matching or Bonus Shares shall be prorated on the basis of a fraction, the denominator of which shall be the number of days from the date of the award through the end of the elected deferral period and the numerator shall be the number of days from the date of the award through the last day of employment. This proration factor shall be multiplied by the number of Bonus Shares and the resulting number of Bonus Shares shall be distributed to the Participant. The balance of the Bonus Shares shall be forfeited on the last day of the Participant's employment.


           If during 1996, a Participant is force reduced, moves from a non-agreement position to an agreement position, goes on a leave of absence, becomes disabled or dies, such

     Participant's award shall be prorated and paid in the first quarter of 1997 on the basis of a fraction applied to the Participant's Salary, the numerator of which is the number of days of the year until the event occurred and the denominator of which is 366, the number of days in the year. The amount of the award shall be paid in cash.


           A Participant who is force reduced, moves from a non-agreement position to an agreement position or goes on a leave of absence after the end of 1996, but before payments under the Plan are made shall receive a full APAR and APAR Plus award. If the Participant has elected to defer his or her APAR award, the election is void and the APAR award is payable in cash. A Participant who becomes disabled or dies after the end of 1996, but before payments under the Plan are made shall receive a full APAR and APAR Plus award. If the Participant has elected to defer his/her APAR award, such award will be paid in cash when the award is made to the Participant or his/her beneficiary(ies) or estate.


           If, after the APAR award is made in the first quarter of 1997, a Participant is force reduced, becomes disabled or dies, his/her Deferred and Bonus Shares shall be distributed in full to him/her or to his/her beneficiary(ies) or estate in the form of Conrail Inc. common stock recorded in electronic book entry at First Chicago Trust Company of New York. If after the APAR award is made in the first quarter of 1997 a Participant goes on a leave of absence or to an agreement position, his/her Deferred and Bonus shares shall be retained in his/her account and distributed in the form of Conrail Inc. common stock recorded in electronic book entry at First Chicago Trust Company of New York at the end of the deferral period selected by the Participant; unless he/she is dismissed for cause, in which case such shares shall be forfeited.


9.   Acceleration of Awards Upon a Change of Control
     -----------------------------------------------
            Notwithstanding any provision of the Plan to the contrary, upon the occurrence of a Change of Control, as defined below, all terms and conditions with respect to Phantom Stock then outstanding shall be deemed satisfied as of the date of the Change of Control for all purposes hereunder, and Conrail Inc. common stock issued in settlement of such Phantom Stock shall be payable to Participants as soon as practicable following such change of control.


           A Change of Control hereunder shall be deemed to have occurred on the earliest of the following dates: (i) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than the Company or any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its

     Subsidiaries, shall have become the beneficial owner of, or shall have obtained voting control over, outstanding securities issued by the Company entitled to cast 20% or more of the votes which all outstanding securities issued by the Company are entitled to cast in an election of directors of the Company; (ii) the date the shareholders of the Company and the shareholders of the other constituent corporations have approved a definitive agreement to merge or consolidate the Company with or into another corporation other than in either case, a merger or consolidation of the Company in which holders of shares of common stock of Conrail Inc. immediately prior to the merger or consolidation have at least 80% of the ownership of common stock of the surviving corporation immediately after the merger or consolidation, which common stock is then held in the same proportion as such holders' ownership of Common Stock of Conrail Inc. immediately before the merger or consolidation; (iii) the date the shareholders of the Company approve a definitive agreement to sell or otherwise dispose of substantially all the assets of the Company; or (iv) the date there shall have been a change in the composition of the Company's Board such that a majority of the Company's Board shall have been members thereof for less than twelve (12) months, unless the nomination for election of each new director who was not a director at the beginning of such twelve (12) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.


           To the extent a Participant hereunder is a party to an agreement with the Company as authorized by its Board on June 21, 1995, awards hereunder shall be subject to the terms of such agreement, in addition to the foregoing provisions of this Section 9. In resolving any conflict between the terms of such agreement and the terms of the Plan, the provisions which are most favorable to the Participant shall prevail.


10.  Withholding for Taxes
     ---------------------
           Payments pursuant to this Plan shall be reduced by amounts sufficient to satisfy any Federal, state, and/or local tax withholding requirements. With respect to payments in the form of stock, an amount of stock shall be withheld from the award that is sufficient to enable Conrail to satisfy any Federal, state, and/or local tax withholding requirements.


     11.  Designation of Beneficiary
          A Participant may designate a beneficiary(ies) to receive any payment pursuant to the Plan that has not been made prior to the Participant's death. Such designation must be submitted to Conrail's Assistant Vice President-Compensation and Benefits, on a form provided for this purpose. Such form is available upon request from the Administrator-APAR, 18-B 2001 Market Street, Philadelphia, PA 19101-1418. In the ab sence of such a designation, a Participant's most recent designation of beneficiary(ies) pursuant to a prior annual performance achievement reward plan maintained by Conrail shall be treated as his/her designation for purposes of this Plan.

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


12.  Duration, Amendment, and Termination of Plan
     --------------------------------------------
           The Plan shall take effect on January 1, 1996. Conrail, by action of the Board, may amend or terminate the Plan at any time. In addition, Conrail's President and Chief Executive Officer may amend the eligibility requirements and/or the schedules of awards under the Plan, in connection with a re-assessment of positions or changes in organization or staffing. The Plan shall terminate automatically as of January 1, 1997, unless terminated earlier by Conrail; provided, however, that such termination shall not preclude the subsequent payment of awards earned under the Plan.



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